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                                LAW OFFICES
                Nelson Mullins Riley & Scarborough, L.L.P.
                A REGISTERED LIMITED LIABILITY PARTNERSHIP

                       999 PEACHTREE STREET, N.E.          OTHER OFFICES:
                            FIRST UNION PLAZA        Charleston, South Carolina
                               SUITE 1400            Charlotte, North Carolina
                                                      Columbia, South Carolina
                        Atlanta, Georgia 30309       Greenville, South Carolina
                       TELEPHONE (404) 817-6000     Myrtle Beach, South Carolina
                       FACSIMILE (404) 817-6050
                          www.nmrs.com


                                 July 10, 1998

Towne Services, Inc.
3295 River Exchange Drive
Suite 350
Norcross, Georgia  30092


         We have acted as counsel to Towne Services, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-1 (Reg. No. 333-53341) (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 4,830,000 shares (the "Shares") of the Company's Common Stock, no par value per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                             Very truly yours,


                             /s/ Nelson Mullins Riley & Scarborough, LLP